SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                     ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                       Nextel STRYPES Trust
--------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                Delaware                              Applied For
  ----------------------------------      ----------------------------------
  (STATE    OF    INCORPORATION    OR     (IRS EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION)


  c/o  Puglisi & Associates                                      19711
  850 Library Avenue, Suite 204                              ---------------
  Newark, Delaware                                             (ZIP CODE)
  ----------------------------------
  (ADDRESS  OF   PRINCIPAL  EXECUTIVE
  OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS TO BE SO            NAME  OF  EACH  EXCHANGE  ON  WHICH
  REGISTERED                              EACH CLASS IS TO BE REGISTERED
  ----------------------------            -----------------------------------
  Structured      Yield       Product     American Stock Exchange, Inc.
  Exchangeable   for    Stock (Service
  Mark), par value $.10 per strypes


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of the STRYPES" in the Registrant's final prospectus dated March 3, 1997 forming a part of the Registrant's Registration Statement on Form N-2 (No. 33-63795) (the "Registration Statement"), attached hereto as Exhibit (1), is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I) The following exhibit has been filed with the Securities and Exchange Commission:

          (1)  Final  Prospectus of  the Registrant,  dated March  3,   1997,
               constituting a part of the Registration Statement.


    (II) The following exhibits are to be filed with the American Stock Exchange only:

          (3)(a)    Pre-Effective  Amendment   No.  2  to   the  Registration
                    Statement.
          (3)(b)    Pre-Effective     Amendment     No.      3     to     the
                    Registration Statement.
          (6)(a)    Trust Agreement of the Registrant.
          (6)(b)    Restated Trust Agreement of the Registrant.
          (6)(c)    Certificate of Trust of the Registrant.
          (6)(d)    Restated     Certificate     of      Trust     of     the
                    Registrant.
          (7)       Specimen Certificate for the Registrant's STRYPES.



                                  SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              Nextel STRYPES Trust
                              (Registrant)



                              By:  /s/ Donald J. Puglisi
                                  ---------------------------
                                   Donald J. Puglisi
                                   Managing Trustee


February 26, 1997